Exhibt 99.1

     IDT Reports Continued Revenue Growth in First Quarter Fiscal Year 2005

    SANTA CLARA, Calif.--(BUSINESS WIRE)--July 22, 2004--

     Revenues up 7 Percent as Company Reports $0.11 Non-GAAP EPS,
                           ($0.05) GAAP EPS

    IDT(TM) (Integrated Device Technology, Inc.)(Nasdaq:IDTI), a leading communications IC company, today announced its quarterly results for the quarter ended June 27, 2004, its first quarter of fiscal 2005.
    Revenues for the first fiscal quarter were $101.3 million, an increase of 7 percent compared to the fourth quarter of fiscal 2004 and an increase of 22 percent from the first quarter of fiscal 2004. On a non-GAAP basis, net income for the first fiscal quarter was $12.3 million, or $0.11 per diluted share, compared to a net income of $9.3 million, or $0.08 per diluted share, in the fourth quarter of fiscal 2004 and a net loss of $4.8 million, or ($0.05) per diluted share, for the same quarter one year ago.
    Including certain costs, charges and gains in accordance with GAAP, the Company reported a net loss of $5.0 million, or ($0.05) per diluted share, in the first quarter of fiscal 2005 compared to net income of $7.7 million, or $0.07 per diluted share, in the fourth quarter of fiscal 2004. On a GAAP basis, the Company reported a net loss of $4.8 million, or ($0.05) per diluted share, for the first quarter of fiscal 2004. The GAAP results for the quarter include a one-time impairment charge of $12.8 million on an investment in a privately held technology company. Further information, including a detailed reconciliation of non-GAAP and GAAP results, is provided in the financial tables of this release.
    "We are pleased with our strong first-quarter financial results and our third consecutive quarter of revenue and non-GAAP profitability growth," said Greg Lang, president and CEO of IDT. "We made progress in driving new market opportunities, such as serial switching, and expanding our market share in existing product areas."

    Q1FY05 Highlights:

    -- The Company finalized its acquisition of ZettaCom, Inc, which, together with resources from IDT, marks the formation of the Company's serial-switching division. IDT will support the Advanced Switching (AS) and PCI Express standards initiatives.

    -- The Company extended its leadership in the network search engine (NSE) space, with the introduction of the industry's lowest-cost NSEs. The high-performance devices deliver up to 50 percent cost savings when compared to competing NSE solutions and are ideally suited for cost-sensitive applications in the enterprise and access markets.

    -- IDT expanded its flow-control management product portfolio to include a family of packet-exchange devices that includes the industry's first system packet interface (SPI) exchange product that integrates switching, aggregation and rate adaptation of four lower-rate SPI-3 interfaces to the higher-rate SPI-4 interface. These products are fully compliant with industry-standard interface specifications and target VPN firewall cards, Ethernet transport and multi-service switches.

    -- Building on its portfolio of multi-port devices targeting the next-generation multimedia handset market, IDT introduced the industry's first family of tri-port devices. Enabling simultaneous access to the memory for three device ports, the IDT tri-port products provide a high-speed, bi-directional interface between three intelligent devices, such as an applications or baseband processor, digital multimedia broadcast (DMB) processor and an 802.11 processor.

    -- Building on its leadership position in timing solutions, IDT introduced the VersaTime(TM) family of highly versatile programmable timing devices targeted at a wide range of applications in the communications, storage, digital consumer, and industrial markets. This product family represents the industry's first complete portfolio of programmable skew and zero-delay buffers with a non-volatile programming capability, allowing customers to consolidate and replace the large number of dedicated fixed-function clock devices used today to build timing networks.

    -- IDT furthered its presence in the PC clock space, introducing the industry's first four-PLL-based device targeting next-generation Intel desktop PC platforms for the performance and mainstream markets. Rounding out its portfolio of PC clock devices, IDT also unveiled a suite of three PLL-based PC clocks also targeted at the next-generation desktop PC market. These additions strengthen the IDT PC clock portfolio and position the Company to deliver innovative solutions that address the stringent requirements of the PC market.

    -- IDT received a bronze award from Stack International in recognition of its consistent level of achievement and overall performance in meeting high-quality delivery and service requirements during 2003. This is the second time in four years that IDT has been recognized as one of the top three suppliers.

    -- IDT strengthened its executive management team in July with the appointment of Julian Hawkins as vice president of worldwide sales. Hawkins, a 20-year semiconductor industry veteran, will be responsible for the global IDT sales organization. Hawkins joins IDT from Infineon Technologies, Inc., where he spent the last three years as vice president of sales for North America.

    Webcast and Conference Call Information

    Investors can listen to a live or replay Webcast of the Company's quarterly financial conference call at www.IDT.com. The live Webcast begins at 1:30 p.m. PDT on July 22, 2004. The Webcast replay will be available after 4 p.m. PDT on July 22 through August 12, 2004. A taped telephone replay of the conference call will be available at (800) 475-6701 (access code is 738583) beginning at 5 p.m. PDT on July 22 and will be accessible until 9 p.m. PDT on July 29, 2004.

    Investor Information

    IDT stock is traded on the Nasdaq Stock Market(R) under the symbol "IDTI." The company is included in the S&P 1000, which is a combination of the S&P MidCap 400 and S&P SmallCap 600 Indices, and is also part of the S&P SuperComposite 1500, which combines the S&P 500, MidCap 400, and SmallCap 600. Additional information about IDT is accessible at www.IDT.com.

    About IDT

    IDT is a global leader in preemptive semiconductor solutions that accelerate packet processing for advanced network services. IDT serves communications equipment vendors by applying its advanced hardware and software technologies to create flexible, highly integrated solutions that enhance the functionality and processing of network equipment. IDT accelerates intelligent packet processing with products such as switching solutions, network search engines (NSEs), programmable content inspection engines (CIEs), flow-control management (FCM) ICs and its family of Interprise(TM) integrated communications processors. The portfolio also comprises products optimized for communications applications, including telecom products, FIFOs, multi-ports, and timing solutions. In addition, the product mix includes high-performance digital logic and high-speed SRAMs to meet the requirements of leading communications companies.
    Headquartered in Santa Clara, Calif., the company employs approximately 3,200 people worldwide and has a wafer manufacturing facility in Oregon, and test and assembly facilities in the Philippines and Malaysia.

    Forward-looking statements in this release involve a number of risks and uncertainties including, but not limited to, global business and economic conditions, product demand, manufacturing capacity and costs, competition, pricing, patent and other intellectual property rights of third parties, timely development and supply of new products and manufacturing processes, successful integration of acquired businesses and technology, availability of capital, cash flow and other risk factors detailed in the Company's Securities and Exchange Commission filings. Actual results may differ materially from the Company's projections.

    IDT, Interprise and the IDT logo are trademarks of Integrated
Device Technology, Inc. All other brands, product names and marks are or may be trademarks or registered trademarks used to identify products or services of their respective owners.


                  INTEGRATED DEVICE TECHNOLOGY, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                              (Unaudited)


(In thousands, except per share data)
                                               Three Months Ended
----------------------------------------------------------------------
                                          Jun. 27,  Mar. 28, Jun. 29,
                                             2004     2004     2003
                                          --------- -------- --------

Revenues                                  $101,307  $94,521  $83,045
Cost of revenues                            48,361   48,065   48,724
                                          --------- -------- --------
Gross profit                                52,946   46,456   34,321
                                          --------- -------- --------
Operating expenses:
  Research and development                  26,001   23,846   25,366
  Selling, general and
    administrative                          19,387   17,876   18,325
  Acquired in-process research
    and development                          1,736        -        -
                                          --------- -------- --------
Total operating expenses                    47,124   41,722   43,691
                                          --------- -------- --------
Operating income (loss)                      5,822    4,734   (9,370)
Interest expense                               (47)     (65)     (92)
Loss on equity investments                 (12,831)       -        -
Interest income and other, net               2,714    3,545    4,224
                                          --------- -------- --------
Income (loss) before income taxes           (4,342)   8,214   (5,238)
Provision (benefit) for income taxes           705      556     (486)
                                          --------- -------- --------
Net income (loss)                          $(5,047)  $7,658  $(4,752)
                                          ========= ======== ========

Net income (loss) per share:
Basic                                       $(0.05)   $0.07   $(0.05)
Diluted                                     $(0.05)   $0.07   $(0.05)
Weighted average shares:
Basic                                      106,026  105,432  103,872
Diluted                                    106,026  111,434  103,872


                  INTEGRATED DEVICE TECHNOLOGY, INC.
                         NON-GAAP ADJUSTMENTS
                              (Unaudited)


(In thousands)
                                             Three Months Ended
----------------------------------------------------------------------
                                        Jun. 27,  Mar. 28,  Jun. 29,
                                         2004      2004       2003
                                        --------  --------  ---------
Net income (loss)                       $(5,047)   $7,658    $(4,752)
                                        --------  --------  ---------
Non-GAAP adjustments:
Cost of goods sold:
  Restructuring charges (1)                  25         -         15
  Plant closure costs (2)                   195       219        282
  Amortization of acquisition-
    related intangibles (3)               1,014       573        234
  Patent Settlement                         (18)      334          -

Operating expenses:
  Acquired IPR&D (3)                      1,736         -          -
  Plant closure costs (2)                     -         -         36
  Restructuring charges (1)                 652         2        541
  Amortization of acquisition-
    related intangibles (3)                 538       518        444

  Acquisition related costs (4)             592         -          -

Loss on equity investments (5)           12,831         -          -
Other income (6)                           (209)        -       (722)
Taxes (6)                                   (28)        -       (849)
                                        --------  --------  ---------
Total Non-GAAP adjustments               17,328     1,646        (19)
                                        --------  --------  ---------
Non-GAAP net income (loss)              $12,281    $9,304    $(4,771)
                                        ========  ========  =========

(1) Consists of costs of restructuring actions announced in Fiscal Years 2003-2005. For Q105 and Q404 primarily consists of severance and for Q104 primarily consist of facility exit costs.
(2) Consists of costs associated with the closure of our Salinas plant.
(3) Consists of costs related to our acquisition of Zettacom in Q1 2005, TCAM3 acquisition from IBM in Q2 2004 and acquisitions of Newave and Solidum in Q1 2002 and Q3 2003, respectively. Newave-related costs include stock-based compensation and amortization of intangible assets. Zettacom, TCAM3 and Solidum-related costs include only amortization of intangible assets.
(4) Consists primarily of transitional costs incurred in connection with the acquisition of Zettacom, such as retention earned by former Zettacom employees, rent payments for the former Zettacom facility, and transitional services provided.
(5) Impairment charge related to our investment in NetLogic.
(6) In Q105, we realized a gain on the sales of equipment from our Salinas plant. In Q1 2004, we received non-recurring federal and state tax refunds for tax years prior to 1996 plus interest.


                  INTEGRATED DEVICE TECHNOLOGY, INC.
                   NON-GAAP STATEMENTS OF OPERATIONS
                              (Unaudited)

(In thousands, except per share data)
                                              Three Months Ended
----------------------------------------------------------------------
                                           Jun. 27,  Mar. 28, Jun. 29,
                                             2004      2004     2003
                                           --------- -------- --------
Revenues                                   $101,307  $94,521  $83,045
Cost of Revenues                             47,145   46,939   48,193
                                           --------- -------- --------
Gross profit                                 54,162   47,582   34,852
                                           --------- -------- --------

Operating expenses:
  Research and development                   24,950   23,485   24,592
  Selling, general and
    administrative                           18,656   17,717   18,078
                                           --------- -------- --------
Total operating expenses                     43,606   41,202   42,670
                                           --------- -------- --------
Operating income (loss)                      10,556    6,380   (7,818)
Interest expense                                (47)     (65)     (92)
Interest income and other, net                2,505    3,545    3,502
                                           --------- -------- --------
Income (loss) before income taxes            13,014    9,860   (4,408)
Provision for income taxes                      733      556      363
                                           --------- -------- --------
Net income (loss)                           $12,281   $9,304  $(4,771)
                                           ========= ======== ========

Net income (loss) per share:
Diluted                                       $0.11    $0.08   $(0.05)
Weighted average shares:
Diluted                                     110,344  111,434  103,872

Non-GAAP results exclude acquisition-related charges, and other expenses and benefits that management believes are not directly related to our ongoing operations. These non-GAAP results are consistent with another way management internally analyzes IDT's results and may be useful; however, non-GAAP results are not in accordance with GAAP and may not be comparable to non-GAAP information provided by other companies. Non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP.


                  INTEGRATED DEVICE TECHNOLOGY, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                              (Unaudited)

                                                    Jun. 27  Mar. 28,
(In thousands)                                       2004      2004
----------------------------------------------------------------------
ASSETS

Current assets:
Cash and cash equivalents                          $174,392  $223,360
Short-term investments                              418,761   384,854
Accounts receivable, net                             59,904    53,091
Inventories                                          39,120    32,745
Prepaids and other current assets                     9,731    12,101
                                                   --------- ---------
Total current assets                                701,908   706,151

Property, plant and equipment, net                  111,027   108,424
Goodwill and other intangibles                       89,252    52,784
Other assets                                          8,533    38,194
                                                   --------- ---------
TOTAL ASSETS                                       $910,720  $905,553
                                                   ========= =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable                                    $23,308   $20,190
Accrued compensation and related expenses            17,716    11,560
Deferred income on shipments to distributors         25,546    21,411
Income taxes payable                                 33,651    33,267
Other accrued liabilities                            20,077    19,250
                                                   --------- ---------
Total current liabilities                           120,298   105,678

Long term liabilities                                14,226    15,651
                                                   --------- ---------
Total liabilities                                   134,524   121,329

Stockholders' equity                                776,196   784,224
                                                   --------- ---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY         $910,720  $905,553
                                                   ========= =========


    CONTACT: IDT
             Tom McCallum, 408-654-6515 (Investor Relations) ir@idt.com
             Jim Rey, 408-492-8494 (Corporate Communications) jim.rey@idt.com or
             Porter Novelli
             Brad Langley, 408-369-1500 x636
             brad.langley@porternovelli.com